EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NEWS
March 26, 2008	OTCBB: INMG

Integrated Management Information (IMI Global) Reports

Fourth Quarter and 2007 Year-End Financial Results

Selected Highlights:

•                  Fourth quarter revenue up 50% to $688,500 from $460,100

•                  Highest revenue quarter in Company’s history

•                  2007 full-year revenue up 50% to $2,307,800 from $1,539,900

•                  Gross margin increases 86% in fourth quarter, 77% for full year

•                  S,G&A expense declines 27% in Q4, 10% for full year

•                  USVerified™ solutions revenue up 71% for full year

•                  Combined CattleNetwork.com and CattleStore.com revenue up 31% in ‘07

CASTLE ROCK, Colo. — Integrated Management Information, Inc. (IMI Global) (OTCBB: INMG), a leading provider of verification and Internet solutions for the agricultural/livestock industry, today announced strong revenue growth, a lower expense base and improving bottom line results for its fourth quarter and year ended December 31, 2007.

“Fifty percent revenue growth in both our fourth quarter and full year, combined with a sharply lower expense base in both periods due to economies of scale and careful cost management, enabled us to dramatically improve our bottom line results and position the Company to transition to profitability in 2008,” said John Saunders, president and CEO.  “We are particularly pleased with the revenue growth from our core USVerified solutions portfolio, which continues to set the standard in cattle verification and identification while generating new revenue opportunities that leverage our brand, market position and growing customer base.  We believe we have an excellent opportunity to accelerate our USVerified revenue growth and intend to devote more resources in this area in the future.”

2007 Full Year Results

Full year revenue increased 50% to $2,307,800 from $1,539,900 in 2006.  The continued strong growth was primarily attributable to steadily increasing demand for the Company’s USVerified solutions and growth in the CattleNetwork advertising business.  USVerified revenue was up 71% to $1,254,600 from $734,900 in 2006.  Revenue from the Company’s networks, including advertising and product sales from CattleNetwork.com and CattleStore.com, respectively, increased 31% to $1,053,200 from $805,000 in 2006.

Gross profit increased 77% in 2007 to $1,339,300, or 58% of revenue, as compared with gross profit of $758,400, or 49% of revenue, in 2006.  This improvement was attributable to higher overall revenue — particularly a growing contribution by the higher-margin USVerified solutions and CattleNetwork advertising businesses — in conjunction with leverage benefits resulting from a relatively fixed cost base.

The Company remained tightly focused on managing its expenses throughout the year, which in turn contributed to a 10% decrease in selling, general and administrative expense to $2,069,800 from $2,302,200 a year ago.  The combination of lower expenses and improved gross margins enabled the Company to cut its net loss by 51% to $759,600, or $0.04 per share, from $1,559,000, or $0.08 per share, in 2006.  The net loss of $759,600 included $41,300 in non-cash costs associated with stock based compensation.

Fourth Quarter Results

Revenue in the fourth quarter increased 50% to $688,500 from $460,100 in the fourth quarter last year.  On a sequential basis, revenue grew 11% over third quarter revenue of $618,100.  Both USVerified solutions and CattleNetwork/CattleStore revenue showed strong increases.

Gross profit in the fourth quarter increased 86% to $423,400, or 61% of revenue, from $227,300, or 49% of revenue, in the same quarter last year.  This increase resulted from strong growth in the Company’s higher-margin USVerified solutions and CattleNetwork advertising business in combination with the positive effects of a relatively fixed cost structure in both businesses.

Selling, general and administrative expense in the fourth quarter improved by 27% to $483,500 from $665,000.  The Company achieved an 84% reduction in net loss in the fourth quarter, to $71,400, or less than one cent per share, from $441,800, or $0.02 per share, in the same quarter last year.  The net loss of $71,400 included $4,400 in non-cash costs associated with stock based compensation.

Conference Call

IMI Global will conduct a conference call and Webcast today at 9:30 a.m. Mountain Time (11:30 a.m. Eastern Time).  Dial 800-240-5318 for domestic toll free or 303-262-2138 for local and international.  Conference ID #11111000.  A telephone replay will be available through April 10, 2008, at 800-405-2236 or 303-590-3000, passcode 11111000#.

To access a live Webcast of the call, please visit IMI Global’s website at www.imiglobal.com and click the Webcast link. A replay of the Webcast will be available at that website through April 25, 2008.

About IMI Global

Founded in 1995, IMI Global is a leading provider of verification and Internet solutions for the agriculture industry.  Go to www.IMIGlobal.com for additional information.  IMI has worked with some of the largest agricultural organizations in the United States, providing web-based applications for verification and identification as well as a range of consulting services tailored to meet each customer’s needs.  IMI operations include www.CattleNetwork.com , an online service offering market information and industry news to the cattle industry, and www.CattleStore.com , an online source for livestock supplies, such as animal identification, medical equipment and veterinarian supplies.  Additional IMI web sites include www.USVerified.com , www.AgNetwork.com  and www.PetSupplyVerified.com .

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions.  Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings.  Specifically, statements in this news release about growth, profitability, potential, leadership, the impact and efficacy of the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition, governmental regulation of the beef industry, the market for beef and other factors.  In addition, financial results for the three and twelve-month periods are not necessarily indicative of future results.  Readers should not place undue reliance on these forward-looking statements.  The Company assumes no obligation to update its forward-looking statements to reflect new information or developments.  For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-393-7044

Integrated Management Information, Inc.

Condensed Statements of Operations

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues	$688,457	$460,100	$2,307,808	$1,539,933
Costs of revenue	265,077	232,755	968,475	781,494
Gross profit	423,380	227,345	1,339,333	758,439
Selling, general and administrative expenses	483,491	664,964	2,069,770	2,302,248
Loss from operations	(60,111)	(437,619)	(730,437)	(1,543,809)
Other expense (income):
Interest expense	12,494	7,044	36,444	24,301
Other income, net	(1,207)	(2,861)	(7,321)	(9,068)
Loss before income taxes	(71,398)	(441,802)	(759,560)	(1,559,042)
Income taxes	—	—	—	—
Net loss	$(71,398)	$(441,802)	$(759,560)	$(1,559,042)
Loss per share, basic and diluted	$(0.00)	$(0.02)	$(0.04)	$(0.08)
Weighted average shares outstanding, basic and diluted	19,662,172	17,867,515	19,512,401	18,885,183

Integrated Management Information, Inc.

Condensed Balance Sheets

	December 31,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$170,882	$230,539
Accounts receivable, net	193,737	178,159
Inventories	18,759	14,185
Prepaid expenses and other current assets	43,495	33,435
Total current assets	426,873	456,318
Cash restricted for payment on line of credit	—	50,000
Property and equipment, net	54,134	31,617
Goodwill	418,208	418,208
Intangible assets, net	28,395	46,633
Total assets	$927,610	$1,002,776

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$259,104	$206,466
Accrued expenses and other current liabilities	40,406	8,287
Deferred revenues	5,750	10,820
Short-term debt and current portion of notes payable	420,000	156,622
Total current liabilities	725,260	382,195
Notes payable and other long-term debt	300,000	350,000
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	28,245	27,024
Additional paid-in capital	4,705,679	4,315,571
Treasury stock	(1,485,000)	(1,485,000)
Accumulated deficit	(3,346,574)	(2,587,014)
Total stockholders’ equity	(97,650)	270,581
Total liabilities and stockholders’ deficit	$927,610	$1,002,776